CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


	As independent certified public
accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this registration statement.

GOLDMAN & GITTELMAN, P.C.






Maywood, New Jersey
January 29, 1998